Exhibit - 16.1  LETTER FROM BOBBY J. HUTTON, CERTIFIED PUBLIC ACCOUNTANT,
                DATED JULY 25, 2014

On the letterhead of BOBBY J. HUTTON, Certified Public Accountant


                                 BOBBY J. HUTTON
                          Certified Public Accountant
                              4824 Courtside Drive
                              Fort Worth, TX 76133
                                 July 25, 2014


Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Subject:  Signal Advance, Inc.

Dear Sirs:

We have read the statements, included under item 4.01 of the Form 8-K of Signal Advance, Inc., dated July 28, 2014, regarding our resignation as the Company's independent registered public accounting firm. We agree with such statements regarding our firm.


Yours truly,

/s/ Bobby J. Hutton

Bobby J. Hutton
Certified Public Accountant